EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2009	May 14, 2009

/s/ Jeffrey L. Minch	/s/ Richard S. Chilinski
Jeffrey L. Minch President and Chief Executive Officer	Richard S. Chilinski Chief Financial Officer